Exhibit 23.2

[DIXON HUGHES GOODMAN LLP Letterhead]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2018, with respect to the financial statements and supplemental schedule of the L.B. Foster Company 401(k) and Profit Sharing Plan (the “Plan”) included in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2017.

/s/ Dixon Hughes Goodman LLP

Charleston, West Virginia
August 1, 2018